SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

February 1, 2005

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania		17703
(Address of principal executive offices)		(Zip Code)

(570) 322-1111
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 1, 2005, Brian L. Knepp, age 30, commenced employment with Jersey Shore State Bank (the “Bank”), a wholly owned subsidiary of Penns Woods Bancorp, Inc. (“Penns Woods”), as Vice President of Finance.  Mr. Knepp’s responsibilities include acting as the principal financial and accounting officer of Penns Woods, in addition to administering the asset/liability function of the Bank and the investment portfolio of Penns Woods.  Prior to joining Penns Woods, Mr. Knepp was employed by Sun Bancorp, Inc., Lewisburg, Pennsylvania from 1997 through November 2004, most recently serving as Vice President and Comptroller from April 2000.  Mr. Knepp holds a B.S. in accounting from Susquehanna University, Selinsgrove, Pennsylvania, and is a member of the Pennsylvania Institute of Certified Public Accountants and the American Institute of Certified Public Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: February 4, 2005

	By:	/s/ Ronald A. Walko
Ronald A. Walko
President and Chief Executive Officer